EXHIBIT 10.12

                         CORPORATE COMBINATION AGREEMENT

         This Corporate Combination Agreement (the "Agreement") effective October 28th, 1999, is by and between JR Consulting, Inc., a Nevada corporation ("JRCI"), having its principal offices at 180 Varick Street, 13th Floor, New York, New York 10014, Providential Securities, Inc., a California corporation ("PROVIDENTIAL"), and the holders of 1,000,000 or more shares of PROVIDENTIAL common stock as of October 25, 1999 (the "Majority Shareholders"), all of which are listed on Exhibit A to this Agreement.

                                    RECITALS:

         A. JRCI desires to acquire all of the issued and outstanding capital stock of Providential and the Majority Shareholders of PROVIDENTIAL desire to exchange all of their shares of PROVIDENTIAL capital stock for shares of JRCI authorized but unissued shares of stock as hereinafter provided.

         B. It is the intention of the parties hereto that: (i) JRCI shall acquire all of the issued and outstanding capital stock of PROVIDENTIAL in exchange solely for the number of shares of JRCI's authorized but unissued shares of common stock, par value $.001 ("Common Stock"), set forth below (the "Exchange"); and (ii) and the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where all of the shareholders of PROVIDENTIAL (the "Shareholders") reside.

         C. The board of directors of JRCI deems it to be in the best interest of JRCI and its shareholders to acquire all of the issued and outstanding capital stock of PROVIDENTIAL.

         D. The board of directors of PROVIDENTIAL and the Majority Shareholders deem it to be in the best interest of the Shareholders to exchange all of the capital stock of PROVIDENTIAL for shares of JRCI, as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  EXCHANGE OF SHARES

         1.1 EXCHANGE OF SHARES. JRCI and the Majority Shareholders hereby agree that the Shareholders shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding shares of PROVIDENTIAL for 30,000,000 shares of JRCI (the "JRCI Shares"), which number of JRCI Shares assumes the effectuation of a 2-for-1 reverse stock split as described herein. The JRCI SHARES will be restricted against resale pursuant to the provisions of Federal and state securities laws. Notwithstanding the foregoing, certain


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minority shareholders of PROVIDENTIAL may, for whatever reason, not tender their shares for exchange. Any shares not tendered will remain issued and outstanding as to PROVIDENTIAL, which will in turn become a subsidiary of JRCI. The PROVIDENTIAL stock to be tendered (20,000,000 shares) will represent all of the issued and outstanding stock of PROVIDENTIAL, plus any shares subscribed for or committed by virtue of a private placement to take place on October 27, 1999, and any shares reserved for issuance to the holders of preferred shares (cumulatively, the "Providential Shares"). The PROVIDENTIAL Shares owned by each Shareholder and the number of JRCI Shares which each will receive in the Exchange are set forth in Exhibit A hereto. To the extent any holders of PROVIDENTIAL shares do not tender their PROVIDENTIAL shares for exchange, the number of JRCI Shares to be issued shall be reduced.

         1.2 DELIVERY OF SHARES. On the Closing Date, the Shareholders wishing to exchange PROVIDENTIAL Shares for JRCI Shares (the "Exchanging Shareholders") will deliver to JRCI the certificates representing the Providential Shares, duly endorsed (or with executed stock powers) so as to make JRCI the sole owner thereof. Within 5 business days of the Closing Date, JRCI will deliver certificates representing the JRCI Shares to the exchanging Shareholders.

         1.3 RESTRICTED SECURITIES. The JRCI Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the JRCI Shares will have a legend thereon in substantially the following form:

         THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         1.4 REGISTRATION RIGHTS AND AGREEMENTS. The JRCI Shares being issued to the Shareholders will carry "piggyback" registration rights, such that if any registration of JRCI stock occurs during the first year after Closing, then 20% of the JRCI Shares will be registered. If no such registration is filed during the first year, then 40% of the total number of JRCI Shares still held by PROVIDENTIAL Shareholders will be registered (or become unrestricted) during the ensuing year, solely for the benefit of the former PROVIDENTIAL Shareholders. During the second subsequent year, 60% of the unregistered, or restricted, JRCI Shares of the Shareholders will be registered. In any year in which a registration statement is filed, PROVIDENTIAL Shareholders will have a percentage of their shares registered that is equal or greater than the registration of any other then-existing shareholders of JRCI. The number of shares to be registered in any such registration statement shall be allocated pro rata among the Shareholders. Thus, if in the first year, 20%


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of the JRCI Shares are to be registered, then each Shareholder shall be entitled to include in the registration statement 20% of the JRCI Shares owned by that Shareholder. If any of the registrations are not timely accomplished, then the PROVIDENTIAL Shareholders may cause the registration to occur at JRCI expense.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PROVIDENTIAL AND THE
MAJORITY SHAREHOLDERS

         PROVIDENTIAL and the Majority Shareholders, jointly and not severally, hereby represent and warrant as follows:

         2.1 ORGANIZATION AND GOOD STANDING. PROVIDENTIAL is a corporation duly organized, validly existing and in good standing under the laws of the State of California. PROVIDENTIAL has the corporate power and authority to carry on its business as presently conducted. PROVIDENTIAL is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

         2.2 CORPORATE AUTHORITY. PROVIDENTIAL has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of PROVIDENTIAL. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which PROVIDENTIAL is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to PROVIDENTIAL or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of PROVIDENTIAL.

         2.3 OWNERSHIP OF SHARES. The Shareholders described on Exhibit A are the owners of record and beneficially of all of the issued and outstanding shares of capital stock of PROVIDENTIAL. Each Majority Shareholder represents and warrants that he, she or it owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

         2.4 RECEIPT OF CORPORATE INFORMATION; INDEPENDENT INVESTIGATION; ACCESS. All requested publicly-available documents, records and books pertaining to JRCI and the JRCI Shares have been delivered to the Shareholder and/or its advisors. All of the Shareholder's questions and requests for information have been answered to the Shareholder's satisfaction. Shareholder acknowledges that Shareholder, in making the decision to exchange the Providential Shares for JRCI Shares, has relied upon independent investigations made by it and its representatives, if any, and Shareholder and such representatives, if any, have, prior to the Closing Date, been given access to and the opportunity to examine all material


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contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, JRCI or any person acting on its behalf concerning the terms and conditions of this Agreement. Shareholder and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of JRCI and materials relating to the offer and sale of the JRCI Shares which have been requested. Shareholder and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

         2.5 RISKS. The Shareholder acknowledges and understands that the purchase of the JRCI Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Shareholder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Shareholder could sustain a complete loss of its entire investment. The Shareholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in JRCI; has evaluated such merits and risks, including risks particular to the Shareholder's situation; and the Shareholder has determined that this investment is suitable for the Shareholder. The Shareholder has adequate financial resources and can bear a complete loss of the Shareholder's investment.

         2.6 INVESTMENT INTENT. The Shareholder hereby represents that the JRCI Shares are being acquired for the Shareholder's own account with no intention of distributing such securities to others. The Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares for the Shareholder. The Shareholder is presently not engaged, nor does the Shareholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

         2.7 COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. The Shareholder understands that the JRCI Shares have not been registered under the Securities Act. The Shareholder understands that the JRCI Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Shareholder understands that its right to transfer the JRCI Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Shareholder realizes that it may not be able to sell or dispose of the JRCI Shares as there may be no public or other market for them. The Shareholder understands that certificates evidencing the Shares shall bear a legend substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW.


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         THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS
         REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

         2.8 APPROVALS. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Shareholder or the consummation of the transactions described herein.

         2.9 NO GENERAL SOLICITATION. Shareholder is not purchasing the JRCI Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of JRCI.

         2.10 BROKER/DEALER COMPLIANCE.

         (a) CONSENTS. Schedule 2.10(a) sets forth a complete list of all consents of governmental or other regulatory agencies, foreign or domestic, and of other third parties required to be received by or on the part of PROVIDENTIAL to enable it to enter into and carry out this Agreement and the transactions contemplated hereby. All such requisite consents have been, or prior to the Closing will have been, obtained.

         (b) REGISTRATION. PROVIDENTIAL is (i) registered as a broker-dealer in securities with the SEC, (ii) registered as a broker-dealer in securities in the States listed on Schedule 2.10(b), and (iii) is a member organization in good standing with the NASD, SIPC and the MSRB, if currently a member thereof.

         (c) REGULATORY FILINGS. PROVIDENTIAL's tax returns, Form BD, amendments thereto, supervisory procedures, compliance manual, FOCUS Reports, audited financial statements, Forms U-4, Forms U-5, NASD and SIPC reports and assessments, SIC Agreement Form for Indirect Inquiries, Registration Form for the Lost and Stolen Securities Program, fidelity bond, and all other forms, reports, statements, documents, books and records were properly and timely filed with the appropriate regulatory authority where the failure to do so may result in a censure, sanction, violation, penalty, fine, assessment, "acceptance, waiver and consent" or other disciplinary charge, allegation or finding of wrongdoing by such regulatory or governmental authority, or which may otherwise require disclosure on any application, form, report, letter, opinion, agreement, contract, instrument, note, document or paper which may be filed with any such regulatory authority, insurance carrier, surety, bank or other financial or securities-related institution now, or hereafter.

         (d) APPROVAL AND NET CAPITAL REQUIREMENTS. PROVIDENTIAL has secured all necessary approvals from all appropriate regulatory authorities to conduct its business as a securities


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broker-dealer; and PROVIDENTIAL has always had, except for the incident described in Schedule 2.10(e), and continues to be in compliance with, its minimum net capital requirement in accordance with Rules 15c3-1 and 17a-11 under the Exchange Act and its Restriction Agreement with the NASD, as amended from time to time, through and including the Closing Date; and PROVIDENTIAL since it originally applied for registration as a broker-dealer through the Closing Date, PROVIDENTIAL has maintained the minimum net capital it has been required to maintain under such Rules, its NASD Restriction Agreement and each amendment thereto, and the applicable rules and regulations of the State of California and every other jurisdiction in which the Corporation is currently registered as a broker-dealer.

         (e) COMPLIANCE WITH REPORTING REQUIREMENTS. PROVIDENTIAL has always been and continues to be in compliance with the financial reporting and filing requirements of the SEC, NASD, the States of California and every other jurisdiction in which it is currently registered as a broker-dealer, through and including the Closing Date, and has filed timely all required FOCUS Reports, audited financial statements, amendments to Form BD, Forms U-4, Forms U-5, NASD and SIPC reports and assessments, its SIC Agreement Form for Indirect Inquiries, Registration Form for the Lost and Stolen Securities Program, and all other forms, reports, statements and documents which were required to be so filed with the SEC, NASD, the State of California and all other jurisdictions in which it is currently registered as a broker-dealer, and all other regulatory authorities which had, or do have jurisdiction over PROVIDENTIAL and its business, where the failure to do so may result in a regulatory authority imposing, levying or determining grounds for a censure, sanction, violation, penalty, fine, assessment, "acceptance, waiver and consent" or other disciplinary charge or allegation of wrongdoing, or which may otherwise require disclosure on any application, form, report, letter, opinion, agreement, contract, instrument, note, document, or paper which may be filed with any such regulatory or governmental authority, insurance carrier, surety, bank, other financial or securities-related institution, now or hereafter; PROVIDENTIAL has paid all requisite fees, assessments, late charges, fines and penalties, if any, in connection therewith; and the information contained in such forms, reports, statements and documents was and is true and correct in all respects.

         (f) BOOKS AND RECORDS. PROVIDENTIAL has established, maintained and preserved all books and records required to be so established, maintained and preserved in accordance with Rules 17a-3, 17a-4 and 17a-5 under the Exchange Act.

         (g) SECURITIES TRANSACTIONS. PROVIDENTIAL has not effected or attempted to effect any securities transaction for its own account or any customer, including, but not limited to, a shareholder, director, officer, employee or agent of Providential, except in accordance with the laws and applicable rules and regulations of the Regulators.

         (h) INVESTMENT ADVISORY SERVICES. PROVIDENTIAL has not performed any investment advisory services for any person or entity.

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

         (i) YEAR 2000 COMPLIANCE. PROVIDENTIAL has resolved any and all Year 2000 issues related to its own systems and those of its major customers and providers and will not experience any material system failures or miscalculations causing disruptions to its activities and operations. PROVIDENTIAL has submitted to the NASD the appropriate documents demonstrating that PROVIDENTIAL's computer systems are Year 2000 compliant.

         2.11 FINANCIAL STATEMENTS, BOOKS AND RECORDS. Attached as Exhibit 2.11 are the audited financial statements (balance sheet, income statement, notes) of PROVIDENTIAL as of December 31, 1998 and for the previous fiscal year, and unaudited quarterly statements through June 30, 1999 (the "Financial Statements"). The Financial Statements fairly represent the financial position of PROVIDENTIAL as at such dates and the results of its operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of PROVIDENTIAL are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

         2.12 NO MATERIAL ADVERSE CHANGES. Since June 30, 1999 there has not been:

                           (i) any material adverse change in the financial
                  position of PROVIDENTIAL except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of PROVIDENTIAL;

                           (ii) any damage, destruction or loss materially
                  affecting the assets, prospective business, operations or condition (financial or otherwise) of PROVIDENTIAL whether or not covered by insurance;

                           (iii) any declaration, setting aside or payment of
                  any dividend or distribution with respect to any redemption or repurchase of PROVIDENTIAL capital stock, except for the Private Placement conducted October 27, 1999;

                           (iv) any sale of an asset (other than in the ordinary
                  course of business) or any mortgage or pledge by PROVIDENTIAL of any properties or assets; or

                           (v) adoption of any pension, profit sharing,
                  retirement, stock bonus, stock option or similar plan or arrangement.

         2.13 TAXES. PROVIDENTIAL has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date, and there are no deficiency notices outstanding. No extensions of time for the


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assessment of deficiencies for any year is in effect. No deficiency notice is proposed or, to the knowledge of the Major Shareholders after reasonable inquiry, threatened against PROVIDENTIAL. The tax returns of PROVIDENTIAL have never been audited.

         2.14 COMPLIANCE WITH LAWS. PROVIDENTIAL has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of PROVIDENTIAL.

         2.15 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                           (i) violate any provision of the Certificate of
                  Incorporation or By-Laws of PROVIDENTIAL;

                           (ii) violate, conflict with or result in the breach
                  of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which PROVIDENTIAL is a party or by or to which it or any of its assets or properties may be bound or subject;

                           (iii) violate any order, judgment, injunction, award
                  or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, PROVIDENTIAL or upon the properties or business of PROVIDENTIAL; or

                           (iv) violate any statute, law or regulation of any
                  jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of PROVIDENTIAL.

         2.16 ACTIONS AND PROCEEDINGS. PROVIDENTIAL is not a party to any material pending litigation or, to the knowledge of the Majority Shareholders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the PROVIDENTIAL Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against PROVIDENTIAL except as set forth on Schedule 2.16 attached hereto and made a part hereof.

         2.17 AGREEMENTS. Schedule 2.17 sets forth any material contract or arrangement to which PROVIDENTIAL is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

         2.18 BROKERS OR FINDERS. No broker's or finder's fee will be payable by PROVIDENTIAL in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by PROVIDENTIAL or any of its


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Shareholders.

         2.19 REAL ESTATE. Except as set forth on Schedule 2.19, PROVIDENTIAL owns no real property nor is a party to any leasehold agreement. All uses of the real property by Providential or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

         2.20 OSHA AND ENVIRONMENTAL COMPLIANCE. Providential has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to PROVIDENTIAL or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

                  PROVIDENTIAL has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within the real property owned by Providential. There are no underground storage tanks or polycholorinated biphenyls on the real property. To the best of the Majority Shareholders' knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of the Majority Shareholders' knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by Providential excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of Providential.

         2.21 TANGIBLE ASSETS. PROVIDENTIAL has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by PROVIDENTIAL, any related capitalized items or other tangible property material to the business of PROVIDENTIAL (the "Tangible Assets"). Other than as set forth in Section 2.21. PROVIDENTIAL holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of PROVIDENTIAL and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on
Schedule 2.21 hereto. Providential has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and these items of "Intellectual Property" are included as Tangible Assets

         2.22 LIABILITIES. PROVIDENTIAL did not have any direct or indirect indebtedness,


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liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statement, except for a specific Liabilities set forth on Schedule 2.22 attached hereto and made a part hereof. As of the date of Closing, PROVIDENTIAL will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.22. To the best knowledge of the Shareholders, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

         2.23 OPERATIONS OF PROVIDENTIAL. From the date of the Financial Statements through the date of Closing, PROVIDENTIAL has not and will not have:

                           (i) incurred any indebtedness or borrowed money;

                           (ii) declared or paid any dividend or declared or
                  made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock, other than the Private Placement occurring on October 27, 1999, wherein 3,000,000 shares of restricted common stock will be issued in exchange for $3,750,000 in cash and marketable securities;

                           (iii) made any loan or advance to any shareholder,
                  officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                           (iv) except in the ordinary course of business,
                  incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                           (v) disposed of any assets of PROVIDENTIAL except in
                  the ordinary course of business;

                           (vi) materially increased the annual level of
                  compensation of any executive employee of PROVIDENTIAL;

                           (vii) increased, terminated, amended or otherwise
                  modified any plan for the benefit of employees of PROVIDENTIAL;

                           (viii) issued any equity securities or rights to
                  acquire such equity securities; or

                           (ix) except in the ordinary course of business,
                  entered into or


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                  modified any contract, agreement or transaction.

         2.24 CAPITALIZATION. The authorized capital stock of PROVIDENTIAL consists of 40,000,000 shares of common stock, no par value, of which 20,000,000 shares are presently issued and outstanding (or committed to be issued), and 20,000,000 shares of preferred stock, with a par value of $5.00 per share, all of which have been designated Class A Cumulative Preferred Stock, 10,000,000 of which have been designated Series I Class A Convertible Cumulative Preferred Stock ("Series I Stock") and 10,000,000 of which have been designated Series II Class A Cumulative Convertible Preferred Stock ("Series II Stock"), and of which 103,000 shares of Series I Stock and no (0) shares of Series II Stock are currently issued and outstanding. PROVIDENTIAL is current with respect to all dividend obligations. Immediately prior to the Closing Date, all of the holders of Preferred Stock will either convert their shares into shares of Common Stock on the basis of one share of Common Stock for each share of Preferred Stock, or will enter into a convertible promissory note, in the amount of their original investment resulting in the issuance of Preferred Stock, having a right to convert into Common Stock at the conversion price of $5.00 per share, with a conversion right limited to two years from the date of Closing. PROVIDENTIAL has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of PROVIDENTIAL except as set forth on Schedule 2.24 attached hereto and made a part hereof. PROVIDENTIAL has no subsidiaries.

         2.25 ACCESS TO RECORDS. The corporate financial records, minute books and other documents and records of PROVIDENTIAL have been made available to JRCI prior to the Closing hereof.

         2.26 FULL DISCLOSURE. No representation or warranty by PROVIDENTIAL or the Majority Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by PROVIDENTIAL pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of PROVIDENTIAL, and/or the status of the PROVIDENTIAL Shares.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF JRCI

         JRCI hereby represents and warrants as follows:

         3.1 ORGANIZATION AND GOOD STANDING. JRCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its own property and to carry on its business as now being


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conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

         3.2 CORPORATE AUTHORITY. JRCI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of JRCI and a majority of the shareholders as required by Nevada law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which JRCI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to JRCI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of JRCI.

         3.3 THE JRCI SHARES. At the Closing, the JRCI Shares to be issued and delivered to the Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of JRCI Common Stock, fully paid and nonassessable.

         3.4 FINANCIAL STATEMENT: BOOKS AND RECORDS. Attached as Exhibit 3.4 are the audited financial statements (balance sheet, income statement and Notes) of JRCI for the fiscal year ended June 30, 1998 and unaudited draft financial statements for the fiscal year ended at June 30, 1999 (collectively the "Financial Statements"), which are not on file with the EDGAR system. The Financial Statements fairly represent the financial position of JRCI as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of JRCI are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

         3.5 NO MATERIAL ADVERSE CHANGES.

         Except as described on Schedule 3.5, since June 30, 1999, there has not been:

                           (i) any material adverse changes in the financial
                  position of JRCI except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of JRCI.

                           (ii) any damage, destruction or loss materially
                  affecting the assets, prospective business, operations or condition (financial or otherwise) of JRCI whether or not covered by insurance;

                           (iii) any declaration setting aside or payment of any
                  dividend or distribution with respect to any redemption or repurchase of JRCI capital stock, other than as agreed upon among the parties, with the acknowledgement that all existing subsidiaries of JRCI will be sold on or before the Closing on terms to be discussed but requiring no further commitment of resources by PROVIDENTIAL OR JRCI following closing;

                           (iv) any sale of an asset (other than as described in
                  (iii) above, or in the ordinary course of business) or any mortgage pledge by JRCI of any properties or assets; or

                           (v) adoption or modification of any pension, profit
                  sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                           (vi) except in the ordinary course of business,
                  incurred or assumed any indebtedness or liability, whether or not currently due and payable;

                           (vii) any loan or advance to any shareholder,
                  officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                           (viii) any material increase in the annual level of
                  compensation of any executive employee of JRCI;

                           (ix) except in the ordinary course of business,
                  entered into or modified any contract, agreement or transaction;

                           (x) issued any equity securities or rights to acquire
                  equity securities, other than as set forth in Schedule 3.5, which will include the 2-for-1 reverse agreed upon as a condition preceding Closing.

         3.6 TAXES. JRCI has not filed any tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed. JRCI's accountants are in the process of filing JRCI's tax returns. To the best of managements' knowledge, JRCI's tax returns will reflect losses for such periods and any taxes due as a result of such returns will not have a material adverse effect on JRCI.

         3.7 COMPLIANCE WITH LAWS. Except as described on Schedule 3.7, JRCI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of JRCI.

         3.8 ACTIONS AND PROCEEDINGS. JRCI is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against JRCI, except as set forth in JRCI's periodic reports filed with the SEC.

         3.9 PERIODIC REPORTS. JRCI'S periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

         3.10 CAPITALIZATION. As of the Closing Date, and after the 2-for-1 reverse, there are approximately 1774 shareholders of record that are the owners of 6,690,629 shares of JRCI Common Stock, none of which owns in excess of 5% of the issued and outstanding shares, except as may be set forth in JRCI'S periodic reports filed with the SEC. There are no outstanding warrants, issued stock options, stock rights or other commitments of any character relating to the issued or unissued shares of either Common Stock or Preferred Stock of JRCI.

         3.11 ACCESS TO RECORDS. The corporate financial records, minute books, and other documents and records of JRCI have been made available to PROVIDENTIAL prior to the Closing hereof.

         3.12 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                           (i) violate any provision of the Articles of
                  Incorporation or By-Laws of JRCI;

                           (ii) violate, conflict with or result in the breach
                  of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which JRCI is a party or by or to which it or any of its assets or properties may be bound or subject;

                           (iii) violate any order, judgment, injunction, award
                  or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, JRCI or upon the securities, properties or business to JRCI; or

                           (iv) violate any statute, law or regulation of any
                  jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of JRCI.

         3.13 BROKERS OR FINDERS. No broker's or finder's fee will be payable by JRCI in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of JRCI.

         3.14 CORPORATE AUTHORITY. JRCI has the corporate power to enter into this

Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of JRCI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which JRCI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to JRCI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of JRCI.

         3.15 FULL DISCLOSURE. No representation or warranty by JRCI in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by JRCI pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of JRCI.

SECTION 4.  CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF PROVIDENTIAL SHAREHOLDERS. All obligations of the Majority Shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

                           (a) The representations and warranties by or on
                  behalf of JRCI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

                           (b) JRCI shall have performed and complied in all
                  material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

                           (c) On or before the Closing, the Board of Directors
                  and a majority of the shareholders of JRCI shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable JRCI to comply with the terms of the Agreement, to include a 2-for-1 reverse split of the issued and outstanding common stock.

                           (d) JRCI shall have sufficient shares of JRCI Common
                  Stock authorized but unissued to complete the Exchange.

                           (e) All instruments and documents delivered to
                  PROVIDENTIAL and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for PROVIDENTIAL.

                           (f) The liability to The Long Island Savings Bank
                  F.S.B. described in the litigation matter styled THE LONG ISLAND SAVINGS BANK F.S.B. ("LISB") V. PRIMA MANAGEMENT, PRIMA EASTWEST MODEL MANAGEMENT, INC., KENNETH GODT, EDWARD T. STEIN AND JEFFRY DASH, Supreme Court of the State of New York County of Suffolk, Index No. 3904-97, and KENNETH GODT V. THE LONG ISLAND SAVINGS BANK F.S.B., JR CONSULTING, INC., PEMM ACQUISITION CORPORATION AND PRIMA EASTWEST MODEL MANAGEMENT, INC., United States District Court, Eastern District of New York, Case No CV-97-0756 (IS), will be satisfied and, in connection therewith, releases and/or Satisfactions of Judgment shall have been exchanged among the appropriate parties.

         4.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF JRCI AND JRCI SHAREHOLDERS. All obligations of JRCI under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

                           (a) The representations and warranties by
                  PROVIDENTIAL and its Majority Shareholders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

                           (b) PROVIDENTIAL and its Shareholders shall have
                  performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

                           (c) Providential shall have tendered a minimum of
                  $60,000 and a maximum of $100,000 to JRCI, to be utilized for purposes of payment of legal and accounting fees incident to this merger agreement and the reporting obligations of JRCI. These funds will be the property of JRCI, such that any excess will remain in JRCI and not be transferred during or concomitant with the sale of the any subsidiaries. These funds will also be non-returnable, such that if the transaction contemplated by this Agreement is not consummated, no portion of the funds will be returned.

                           (d) Consent of the National Association of Securities
                  Dealers, Inc.,
                  pursuant to Rules 2710, 2720 and 1018 of the NASD Membership and Registration Rules shall have been obtained.

                           (e) Each of the exchanging shareholders will execute
                  a representation letter in the form attached hereto as exhibit 4(e).

                           (f) JRCI will have effected aa 2-for-1 reverse stock
                  split of its common stock.

SECTION 5.  COVENANTS

         5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

         5.2 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

         5.3 REVERSE STOCK SPLIT. JRCI agrees to effect a pre-closing 2-for-1 reverse stock split. After Closing, PROVIDENTIAL agrees that JRCI will not effect a reverse-stock-split, consolidation or reclassification of its securities for a period of 1 year from the date of this Agreement.

         5.4 SETTLEMENT OF LITIGATION. JRCI will receive a Satisfaction of Judgment with respect to the litigation matters described in Section 4.1(f) and
(g) above.

         5.5 PURCHASE AND SALE OF DIVA. JRCI has reached an agreement to sell to Havilland Limited ("Havilland"), all of the shares of Diva Entertainment, Inc. ("Diva") owned by JRCI as well as to assign to Havilland all of its rights, title and interest in that certain Option Agreement dated as of April 1, 1999, between Diva, formerly known as Quasar Projects Company and JRCI, on the terms generally described on Schedule 5.5. Within ten business days of the Closing Date, or such earlier date as Havilland shall request, in its complete and sole discretion, JRCI will consummate the sale of Diva to Havilland or its designee on the terms described above.

         5.6 CONFIDENTIALITY. In the event the transactions contemplated by this Agreement are not consummated, JRCI, PROVIDENTIAL and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the date hereof; provided, however, such obligation shall not apply to information which:

                           (i) at the time of the disclosure was public
                  knowledge;

                           (ii) after the time of disclosure becomes public
                  knowledge (except due to the action of the receiving party);
                  or

                           (iii) the receiving party had within its possession
                  at the time of disclosure; or

                           (iv) is ordered disclosed by a Court of proper
                  jurisdiction.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7.  INDEMNIFICATION

         For a period of three (3) years from the Closing, PROVIDENTIAL'S Majority Shareholders jointly and severally agree to indemnify and hold harmless JRCI its officers, directors and principal shareholders, and JRCI agrees to indemnify and hold harmless the PROVIDENTIAL Shareholders, at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate furnished or to be furnished hereunder.

         If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

SECTION 8.  DOCUMENTS AT CLOSING AND THE CLOSING

         8.1 DOCUMENTS AT CLOSING. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                  (a) PROVIDENTIAL will deliver, or will cause to be delivered, to JRCI the following:

                           (i) a certificate executed by the President and
                  Secretary of PROVIDENTIAL to the effect that all representations and warranties made by PROVIDENTIAL under this Agreement are true and correct as of the Closing, the same as though originally given to JRCI on said date;

                           (ii) a certificate from the State of California dated
                  at or about the Closing to the effect that PROVIDENTIAL is in good standing under the laws of said State;

                           (iii) PROVIDENTIAL and its Shareholders shall deliver
                  an opinion of
                  its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Delaware or New York law, to JRCI to the effect that:

                                    (a) PROVIDENTIAL is a corporation validly
                           existing and in good standing under the laws of the State of California and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                                    (b) PROVIDENTIAL has the corporate power to
                           carry on its business as now being conducted; and

                                    (c) This Agreement has been duly authorized,
                           executed and delivered by PROVIDENTIAL.

                           (iv) A letter of consent to the transaction from the
                  NASD.

                           (v) Stock certificates representing those shares of
                  PROVIDENTIAL to be exchanged for JRCI Shares will be delivered, along with duly executed stock powers transferring such shares to JRCI.

                           (vi) all other items, the delivery of which is a
                  condition precedent to the obligations of JRCI, as set forth in Section 4.

                  (b) JRCI will deliver or cause to be delivered to PROVIDENTIAL and the Providential Shareholders:

                           (i) a certificate from JRCI executed by the President
                  or Secretary of JRCI, to the effect that all representations and warranties of JRCI made under this Agreement are true and correct as of the Closing, the same as though originally given to PROVIDENTIAL on said date;

                           (ii) certified copies of resolutions by JRCI Board of
                  Directors authorizing this transaction; and an opinion of JRCI counsel as described in Section 4 above;

                           (iii) certificates from the Nevada Secretary of State
                  dated at or about the Closing Date that JRCI is in good standing under the laws of said State;

                           (iv) an opinion of counsel, limited as to any portion
                  of the opinion that applies to an aspect governed by the application of Delaware or Nevada law, dated as of the Closing to the effect that:

                                    (1)  JRCI is a corporation validly existing
                                         and in good standing under the laws of
                                         the State of Nevada;

                                    (2)  This Agreement has been duly authorized
                                         executed and delivered by JRCI and is a
                                         valid and binding obligation of JRCI
                                         enforceable in accordance with its
                                         terms;

                                    (3)  JRCI, through its Board of Directors
                                         and its shareholders, has taken all
                                         corporate action necessary for
                                         performance under this Agreement;

                                    (4)  The documents executed and delivered to
                                         PROVIDENTIAL and the PROVIDENTIAL
                                         Shareholders hereunder are valid and
                                         binding in accordance with their terms
                                         to the shares of JRCI Shares to be
                                         issued pursuant to Section 1.1 hereof,
                                         and such Shares will be duly and
                                         validly issued, fully paid and
                                         non-assessable; and

                                    (5)  JRCI has the corporate power to execute
                                         the Agreement, deliver the Shares and
                                         perform under this Agreement.

                           (vi) resignations of David Lean and Gabriel Harris;

                           (vii) consent of Peter Zachariou, remaining director,
                  designating two directors to fill the vacancies created by the resignations of David Lean and Gabriel Harris, and appointing new directors and officer;

                           (viii) resignation of Peter C. Zachariou as an
                  officer and director;

                           (ix) release signed by Edward Stein and Satisfaction
                  of Judgment signed by LISB with respect to the litigation matters described in Section 4.1(f) above;

                           (x) all other items, the delivery of which is a
                  condition precedent to the obligations of PROVIDENTIAL, as set forth in Section 4 hereof.

         8.2 THE CLOSING. The Closing shall take place at the time or place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9.  MISCELLANEOUS

         9. 1 WAIVERS. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         9.2 AMENDMENT. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

         9.3 ASSIGNMENT. This Agreement is not assignable except by operation of law.

         9.4 NOTICE. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

                  To: JRCI:

                           Peter Zachariou, President
                           180 Varick Street, 13th Floor
                           New York, New York 10014
                           Fax:  (212) 807-8999

                  with copy to:

                           Steven Kuperschmid, Esquire
                           Certilman, Balin, Adler and Human
                           90 Merrick Avenue
                           East Meadow, New York 11554
                           Fax:  (516) 296-7111

                  To: PROVIDENTIAL:

                           Henry Fahman, Chairman and CEO
                           8700 Warner Avenue
                           Fountain Valley, California 92708
                           Fax:  (714) 596-2052

                  with copy to:

                           Dieterich & Associates
                           11300 West Olympic Boulevard, Suite 800
                           Los Angeles, California 90064
                           Fax:  (310) 312-6680

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

         9.5 GOVERNING LAW. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Delaware, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

         9.6 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

         9.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and the JRCI Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         9.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         9.11 BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         9.12 TAX TREATMENT. JRCI, PROVIDENTIAL and the Majority Shareholders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

         9.14 PRESS RELEASES. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                  JR CONSULTING, INC.
                                  a Nevada corporation

                                  By: /s/  PETER ZACHARIOU
                                     -------------------------------------------
                                           Peter Zachariou
                                           President

                                  PROVIDENTIAL SECURITIES, INC.
                                  a California corporation

                                  By: /s/  HENRY FAHMAN
                                     -------------------------------------------
                                           Henry Fahman
                                           President / Chief Executive Officer


                       SHAREHOLDER SIGNATURES ON NEXT PAGE

"MAJORITY SHAREHOLDERS:"

/s/ HENRY FAHMAN
--------------------------------------------
Henry Fahman


/s/ NHI T. LE
--------------------------------------------
Nhi T. Le


/s/ MYAN THI DOAN
--------------------------------------------
Myan Thi Doan


/s/ TIMOTHY D. FAHMAN
--------------------------------------------
Timothy D. Fahman


/s/ HUNG H. NGUYEN
--------------------------------------------
Hung H. Nguyen


/s/ TINA T. PHAN
--------------------------------------------
Tina T. Phan


/s/ THEODORE FAHMAN
--------------------------------------------
Theodore Fahman


/s/
--------------------------------------------
Synaca, Ltd.


/s/ CHRIS DIETERICH
--------------------------------------------
Dieterich & Associates (as shareholder)